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                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into on this 20th day of July, 1999, by and between NATIONS EXPRESS INC., a North Carolina corporation ("Employer"), and WILLIAM R. FRAZIER, an individual residing in Flower Mound, Texas ("Employee"). The purpose of this Agreement is to set forth the terms and conditions upon which the Employer and the Employee have agreed to create an employer-employee relationship.

                                    ARTICLE I
                             EMPLOYMENT OF EMPLOYEE

         1.01 Employment. The Employee is hereby employed as the Executive Vice President, Chief Financial Officer and Corporate Secretary of the Employer. This position shall, at the discretion of the Board of Directors, include responsibilities that will groom the backup and possible successor to the Employer's President and Chief Executive Officer. The Employee shall perform such duties commensurate with his position and responsibilities as the President and/or Board of Directors of the Employer shall from time to time direct. All services to be rendered by the Employee shall be performed to the best of his ability and in furtherance of the welfare and development of the Employer. The Employee shall work at the main office of the Employer and at such other place or places as may be reasonably required from time to time to fulfill his obligations hereunder.

         1.02 Hours of Employment. The Employee shall work such hours as may be necessary to properly conduct the duties and functions of the Employee hereunder.

         1.03 Fulfillment of Duties. The Employee agrees to devote such productive time, ability, and attention to the business of the Employer during the term of this Agreement as may be required for the efficient performance of his duties set forth in Section 1.01 herein. The Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any individual, corporation, partnership, joint venture or other entity, if and to the extent that such services are in conflict with Employee's duties to Employer under this Agreement.

         1.04 Nepotism Policy. Employee acknowledges that Employer is concerned about the potential personnel problems that could develop if employees with hiring responsibility hire family members and/or relatives. Accordingly, Employee will not hire as an employee of Employer any family member or relative of (i) Employee, (ii) any officer of Employer or (iii) any member of the Board of Directors of Employer, unless approved in advance by the Board of Directors of Employer.
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                                   ARTICLE II
                               TERM OF EMPLOYMENT

         2.01 Basic Term. The term of the employment of the Employee pursuant to the terms of this Agreement shall commence on the date initially set forth above and shall continue until December 31, 2004 (The Initial Term). This Agreement may be terminated earlier as herein provided in Section 6.01 of this Agreement.

         2.02 Extended Term. On the fourth anniversary date of this contract, and on or before the anniversary date of the contract each year thereafter, the term of this contract will automatically extend by twelve months, unless the Employer notifies the Employee in writing that the Company does not intend to extend the contract beyond the next twelve month period.


                                   ARTICLE III
                                  COMPENSATION

         3.01 Basic Compensation. As compensation for services rendered under this Agreement, the Employer shall pay to Employee an annual salary of $130,000 be payable in accordance with the regular payroll practices of the Employer. The Employee shall entitled to a review at the end of the first twelve months of employment, and not less than once each twelve months thereafter.

         3.02 Executive Bonus Compensation. In addition to the basic compensation set forth in Section 3.01 above, the Employee shall be entitled to participate in the Executive Bonus Plan. Such bonus will be payable within sixty
(60) days after the audit report is formally issued regarding each applicable fiscal year end commencing with the June 30, 200, fiscal year end. Payment of the bonus upon termination of Employee's employment is governed by Section 6.02(c).

         3.03 Five-year Stock Option Plan. In addition to the basic compensation set forth in Section 3.01 above and the Executive bonus compensation as set out in Section 3.02, the Employee shall participate in the Company's Incentive Stock Option Plan based on the following conditions and formula:

                  (a) five year option to purchase 150,000 shares of the Company's common stock.

                  (b) Option price: $2.25 per share.

                  (c) Vesting Period five years. (20% per year)

                  (d) Options will be granted from the Company's 1998 Incentive Stock Option Plan.
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         If a controlling interest of the Company's Common Stock is sold in a transaction, the employee will immediately vest any unearned stock option.

         3.04 Annual Review. The Employer agrees that it will review the basic compensation (and the criteria therefor) for the Employee at the conclusion of twelve months of employment, and not less than once each twelve months thereafter.

         3.05 Other Benefits. The Employer shall provide to the Employee, in addition to the foregoing compensation, the following benefits:

                  (a) The Employee shall participate in the Company's executive auto allowance.

                  (b) The Employee shall participate in the Company's Executive Vacation Plan, for which the Employee shall be entitled to paid vacation of not less than three (3) weeks per calendar year, beginning January 1, 2000.

                  (c) The Employer shall provide such other and further benefits to the Employee as are generally provided to other Executive employees of the Employer.

                  (d) The Employer shall provide the Employee with up to 40 hours of CPE annually to support the maintenance of Employee's Certified Public Accountants license.


                                   ARTICLE IV
                       REIMBURSEMENT OF EMPLOYEE EXPENSES


         4.01 Business Expenses. The Employer shall reimburse the Employee for normal and reasonable documented business expenses incurred in the performance of his duties hereunder upon the presentation of vouchers or receipts for such expenses.

         4.02 Relocation Expenses. The Employer shall reimburse the Employee for all reasonable documented relocation expenses from Texas to North Carolina.


                                    ARTICLE V
                                 PROPERTY RIGHTS

         5.01 Trade Secrets. The Employee during the term of employment under this Agreement will have access to and develop knowledge regarding various trade secrets, consisting of formulas, methods, processes, and compilations of information, records, and specifications concerning customers, potential customers, services, business methods, training methods, proprietary information, computer programs, marketing strategies and other corporate data which are owned by, or which will be developed on behalf of, the Employer and which are regularly used in the operation of the business of the Employer (the "Trade Secrets"). The
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Employee shall not divulge publish, disclose, or otherwise reveal any of the aforesaid Trade Secrets, either directly or indirectly, to any person, firm, corporation or any third party, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment. All files, records, documents, specifications, memoranda, notes and similar items relating to the business of the Employer shall remain the exclusive property of the Employer.

         5.02 Records. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Employer ("Records"), whether prepared by the Employee or otherwise coming into his possession, shall remain the exclusive property of the Employer. All such Records shall immediately be placed in the possession of the Employer upon the termination of this Agreement, or at any other time specified by the Employer. The retention and use of duplicates in any form of such Records by the Employee is prohibited after the termination of this Agreement, unless agreed to in writing by a majority of the Board of Directors of the Employer.

         5.03 Restrictive Covenant.

         (a) The Employee covenants and agrees that the Employee shall not enter into or engage generally in direct competition with the Employer either as an individual on his own or as a partner or joint venturer, or as an employee, consultant or agent for any family member, relative, person, firm, corporation or other third party, or as an officer, director, shareholder or otherwise, for the period of two years after this contract is terminated. Further, the Employee covenants and agrees not to contact, on behalf of the Employee or any other person, any customer or potential customer of the Employer, other than for a valid business purpose of the Employer and for the benefit of the Employer for the period beginning with the execution of this contract, and for a period of two years after this contract is terminated. The term "potential customer" shall mean any person or entity contacted by the Employee, the Employee, or any of its affiliates, officers, directors, employees, shareholders or representatives during the term of the Employee's employment for purposes of soliciting their business.

         (b) The covenant on the part of the Employee contained in Section 5.03(a) shall be independent and shall continue for its term in the event and from the date this Agreement is breached or terminated by the Employee or Employer. The covenants on the part of the Employee shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause or action of the Employee against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants. The Employee recognizes that such covenants on the part of the Employee are an important inducement to the Employer in executing this Agreement.

                                   ARTICLE VI
                                   TERMINATION

         6.01 Termination by Employer of Cause. This Agreement may be terminated by the Employer for good cause upon ten (10) days written notice to Employee. Such termination shall
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be without prejudice to any right or remedy to which the Employer may be entitled either at law, in equity, or under this Agreement. Without prejudice to the generality of the right to terminate for good cause, each of the following contingencies will be good cause:

                  (a) Should the Employee by reason or injury or illness fail to perform his duties as an employee under this Agreement for more than 180 consecutive days;

                  (b) Should the Employee, for reasons other than (i) vacation leave in accordance with the Employer's policies existing from time to time and in accordance with this Agreement, (ii) illness or (iii) injury, absent;

                  (c) Himself from his duties without the consent of the President or the Board of Directors of the Employer for more than ten
         (10) consecutive business days;

                  (d) Should the Employee be convicted of a felony or a crime involving moral turpitude or a crime which, in the sole judgment of the Employer, materially adversely affects the utility of the services of the Employee to the Employer in its business;

                  (e) Should the Employee engage in any activity related to the business of the Employer that would constitute a material conflict of interest with the Employer without the consent of the Board of Directors of Employer;

                  (f) Should the Employer be grossly negligent in the performance of his duties hereunder, or otherwise fail to comply with the material terms and conditions of this Agreement, unless waive in writing by the Board of Directors of Employer; or

                  (g) Should the Employee's conduct constitute material willful misconduct; or

                  (h) The death of the Employee.

         Any decision to terminate this Agreement pursuant to this Section 6.01 shall be made by the affirmative vote of a majority of the members of the Board of Directors other than Employee if Employee is a member of the Board of Directors at the time the vote is taken.

         6.02 Effect of Termination on Compensation.

                  (a) In the event this agreement is terminated by the Employer for reasons other than good cause, prior to the completion of the initial term of employment specified herein, or any extensions of the agreement, the Employee shall be entitled to the remainder of the unearned basic compensation as provided for in this Agreement.
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                                   ARTICLE VII
                               GENERAL PROVISIONS

         7.01 Notices. Any notices to be given hereunder by either party to the other may be effected either by hand delivery, in writing, with evidence of receipt or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Employee at the addresses latest appearing on the Employer's personnel records, but the Employee may change his address by written notice in accordance with this paragraph. Mailed notices to Employer shall be addressed to: Mr. ALLAN WATSON at the office of the Employer (which may be changed upon written notification to Employee). Notices delivered personally shall be deemed communicated as of the date of actual receipt and mailed notices shall be deemed communicated as of the date three (3) days after mailing in accordance herewith.

         7.02 Inclusion of Entire Agreement Herein. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever.

         7.03 Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         7.04 Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

         7.05 Payment of Moneys Due Deceased Employee. If the Employee dies prior to the expiration of the employment term, any moneys that may be due him from the Employer under this Agreement as of the date of his death shall be paid to his designated beneficiary, executors, administrators, heirs, personal representative, successors, or assigns, as the case may be.

         7.06 Amendment. This Agreement may be amended from time to time only by the mutual consent in writing signed by both the Employee and the Employer.

         7.07 Benefit and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors, and permitted assigns and shall be read with all changes of number and gender as may be required by the context, save and except the agreement to employ is personal to the Employee.

         7.08 Effect of Waiver. The failure of any party to seek redress for violation of or to insist upon the performance of any provision of this Agreement does not constitute a waiver of seeking redress if that violation continues or occurs again.

         7.09 Illegality; Invalidly. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement,
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and such illegal or invalid provision shall be modified to the extent necessary to make it legal, valid, and enforceable.

         7.10 Rights and Remedies Cumulative. The rights and remedies provided in this Agreement are cumulative and the use of any one right or remedy by a party shall not preclude or waive its right to use any or all of the remedies. Said right and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         7.11 Headings. Headings are included for ease of reference only and shall not be considered in the interpretation or meaning of any provision of this Agreement.

EXECUTED as of the date first written above.

Employer:
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NATIONS EXPRESS INC.

By:  ALLEN D. WATSON

Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER


Employee:
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WILLIAM R. FRAZIER